FOR IMMEDIATE RELEASE

LUBY’S, INC. SIGNS AGREEMENT TO FRANCHISE 13 COMPANY OWNED FUDDRUCKERS STORES
Part of Execution of Plan of Liquidation

HOUSTON, December 16, 2020 – Luby’s, Inc. (“Luby’s” or the “Company”) (NYSE: LUB), today announced that the Company has entered into an agreement to franchise 13 of its currently Company owned Fuddruckers stores to Black Titan Holdings, LLC, an affiliate of successful food service entrepreneur Nicholas M. Perkins. Specific terms of the transaction were not disclosed.

Pursuant to the transaction, Black Titan Holdings, LLC will purchase the assets of the Company at the 13 locations listed below and become one of the largest Fuddruckers franchisees in the United States. It is currently anticipated that, following the closing of the transaction, almost all employees will be offered positions to remain at those store locations. It is not expected that there will be any disruption of business at these locations as a result of the transaction.

The locations covered by this transaction include:

Arizona
Glendale, AZ
Superstition Springs, Mesa, AZ
Phoenix, AZ
Tempe, AZ

Kansas
Kansas City, KS

Missouri

Sunset Plaza, St. Louis, MO

Texas
Copperfield, Houston, TX
MacGregor, Houston, TX
Tidwell, Houston, TX
Kingwood, TX
Stafford, TX
Creekside, Tomball, TX

Virginia
Woodbridge, VA

The closing of the transaction is expected to occur within the next 90 days and is subject to customary industry conditions to closing. The transaction is not subject to a financing contingency.

The Company commented that it is pleased to place these locations into new hands enabling the many loyal Fuddruckers customers at these locations to continue enjoying the famous Fuddruckers offerings they have come to enjoy over the years. The Company believes it is a positive signal to the marketplace that there has been interest in the Fuddruckers brand and its operations.

“I am excited about becoming one of the largest Fuddruckers franchisees in the United States. A Fuddruckers hamburger, in my opinion, has always been the standard by which all other hamburgers should be judged. Fuddruckers has a tremendously loyal customer base that is passionate about the brand and the products they sell every day. I look forward to developing lasting relationships with the Fuddruckers employees, customers, and vendor partners. I am keenly focused on the future of this tremendous legacy brand and building upon its rich history,” said Nicholas M. Perkins, President of Black Titan Investment Corporation.

This transaction is part of the execution of the previously announced Plan of Liquidation and Dissolution of Luby’s, Inc., where ultimately, the net proceeds from sales of all Company assets, after expenses and liabilities, will be distributed to Luby’s stockholders.

About Luby’s
Luby’s, Inc. (NYSE: LUB) operates two core restaurant brands: Luby’s Cafeterias and Fuddruckers. Luby's is also the franchisor for the Fuddruckers restaurant brand. In addition, through its Luby's Culinary Contract Services business segment, Luby's provides food service management to sites consisting of healthcare, corporate dining locations, sports stadiums, and sales through retail grocery stores.

About Black Titan Holdings, LLC
Black Titan Holdings, LLC is a wholly owned subsidiary of Black Titan Investment Corporation, the special purpose entity that will solely operate Fuddruckers Franchises. The Company is affiliated with Nicholas M. Perkins, an accomplished food industry entrepreneur with over 15 years of experience in multi-unit contract food service and restaurant operations dedicated to delivery of excellent customer service, high quality food, and memorable experiences

Contact:
Dennard Lascar Investor Relations
Rick Black / Ken Dennard
LUB@dennardlascar.com

Forward Looking Statements
This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including the statements regarding sales of assets, potential continued employment of employees after the above-referenced transactions, effects of the Plan, expected proceeds from the sale of assets, and expected proceeds to be distributed to stockholders or the timing thereof.

Luby’s cautions readers that various factors could cause its actual financial and operational results to differ materially from those indicated by forward-looking statements made from time-to-time in news releases, reports, proxy statements, registration statements, and other written communications, as well as oral statements made from time to time by representatives of Luby’s. The following factors, as well as any other cautionary language included in this press release, provide examples of risks, uncertainties and events that may cause Luby’s actual results to differ materially from the expectations Luby’s describes in such forward-looking statements: general business and economic conditions; the effects of the COVID-19 pandemic; the impact of competition; our operating initiatives; fluctuations in the costs of commodities, including beef, poultry, seafood, dairy, cheese and produce; increases in utility costs, including the costs of natural gas and other energy supplies; changes in the availability and cost of labor; the seasonality of Luby’s business; changes in governmental regulations, including changes in minimum wages; the effects of inflation; the availability of credit; unfavorable publicity relating to operations, including publicity concerning food quality, illness or other health concerns or labor relations; the continued service of key management personnel; and other risks and uncertainties disclosed in Luby’s annual reports on Form 10-K and quarterly reports on Form 10-Q. Further information regarding the risks, uncertainties and other factors relating the Plan, the expected net proceeds from the sale of assets, and expected proceeds to be distributed to stockholders, are discussed under the section “Risk Factors” in the definitive proxy statement that has been previously filed with the SEC in connection with the approval of the Plan by the Company’s stockholders.